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                                                                 EXHIBIT 23(c)









                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
TNP Enterprises, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for operating revenues in 1995 and changes in the methods of accounting for income taxes and postretirement benefits in 1993.


                                       /s/ KPMG PEAT MARWICK LLP
                                           KPMG Peat Marwick LLP


Fort Worth, Texas
August 28, 1996